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                                                                  Exhibit 23.1



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 3, 1998 (except with respect to Note 12, as to which the date is February 13, 1998) included in Duff & Phelps Credit Rating Co.'s Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.

                                               /s/ Arthur Andersen LLP
                                               -----------------------------
                                               ARTHUR ANDERSEN LLP


Chicago, Illinois
September 15, 1998